UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 14, 2005
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     On September 14, 2005, the Organization and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Visteon Corporation (the “Company”) approved special equity awards to certain senior employees whose long-term retention is critical to the Company’s success. These special awards were made pursuant to the Company’s 2004 Incentive Plan and included the following awards to employees who appeared as “named executive officers” in the Company’s 2005 proxy statement:
     •   Michael F. Johnston, the Company’s Chairman and Chief Executive Officer, received an award of 200,000 restricted stock units, which will vest in full after two years, and 100,000 stock appreciation rights with an exercise price of $10.395, half of which will vest on the first anniversary of the date of grant and the remaining rights will vest on the second anniversary thereof; and
     •   James F. Palmer, the Company’s Executive Vice President and Chief Financial Officer, received 100,000 restricted stock units, half of which will vest on the first anniversary of the date of grant and the remaining units will vest on the second anniversary thereof.
     Upon vesting, each restricted stock unit will entitle the holder to an amount in cash equal to the fair market value of a share of the Company’s common stock on such date. Upon exercise, each stock appreciating right will entitle the holder to an amount in cash equal to the excess of the fair market value of a share of the Company’s common stock over the exercise price.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: September 16, 2005	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel